EXHIBIT 3.1

ARTICLES OF INCORPORATION

OF

LEGG MASON, INC.

THIS IS TO CERTIFY THAT:

FIRST:

The undersigned, Charles A. Bacigalupo, whose post office address is 7 East Redwood Street, Baltimore, Maryland 21203, being over eighteen (18) years of age, acting as incorporator, does hereby form a corporation, under and by virtue of the Maryland General Corporation Law.

SECOND:

The name of the corporation (which is hereinafter called the “Corporation”) is:

LEGG MASON, INC.

THIRD:

The purposes for which the Corporation is formed are to engage in any part of the world in any capacity in any lawful act or activity for which corporations may be organized under the Maryland General Corporation Law and to enjoy all powers, rights and privileges which a corporation organized under the Maryland General Corporation Law may have under the laws of the State of Maryland as in force from time to time, including without limitation all powers, rights and privileges necessary or convenient in carrying out all those acts and activities in which it may lawfully engage.

FOURTH:

The address of the principal office of the Corporation in this State is 7 East Redwood Street, Baltimore, Maryland 21203.  The name and address of the resident agent of the Corporation in this State is: Charles A. Bacigalupo, 7 East Redwood Street, Baltimore, Maryland 21203, an individual residing in Maryland.

FIFTH:

The aggregate par value of all shares which the Corporation is authorized to issue is $10,300,000 represented by 1,000,000 shares of Preferred Stock of the value of $10 per share; and 3,000,000 shares of Common Stock of the par value of $.10 per share.

A statement of the preferences, privileges and restrictions granted to or imposed upon the shares of the stock of the Corporation or the holders thereof is as follows:

1.

Common Stock.

The powers, rights, qualifications, limitations or restrictions thereof of the Common Stock shall be as follows:

(a)  Dividends on Common Stock.  The holders of the outstanding Common Stock shall be entitled as a class, share for share, to receive, when and as declared by the Board of Directors, dividends payable in cash, in property or in shares of Preferred or Common Stock of the Corporation.

(b)  Liquidation.  In the event of any dissolution, liquidation or winding up of the Corporation, the holders of the Common Stock shall be entitled as a class, share for share, after due payment or provision for payment of the debts and other liabilities of the Corporation and the payment of the full preferential amounts to which the holders of its Preferred Stock are entitled, to share ratably in the remaining net assets of the Corporation.  A consolidation or merger of the Corporation shall not be deemed to be a liquidation, dissolution or winding up within the meaning of this Article.

(c)  Redemption of Common Stock by the Corporation.  The Common Stock may be redeemed in whole or in part at the option of the Board of Directors, at any time or from time to time, at a price equal to its consolidated book value determined as of the last day of the month in which the Corporation gives notice of such redemption (“Valuation Date”), determined in accordance with generally accepted accounting principles in the following manner (the “Book Value”):

(i)  No allowance of any kind shall be made for the Corporation’s good will or any similar intangible asset.

(ii)  All accounts payable shall be taken at the face amount less discounts deductible therefrom and all accounts receivable shall be taken at the face amount thereof less a reasonable reserve for bad debts.

(iii)  All unpaid and accrued taxes shall be deducted as liabilities.

(iv)  Every membership on a national securities exchange held for the benefit of the Corporation or a subsidiary of the Corporation shall be taken at its fair value, which shall be the price contracted for at the last sale of a comparable membership on the Valuation Date, or if there is no sale contracted for on that date, the value shall be the mean between the bid and asked prices on that date.  If there is no quotation on the Valuation Date, then the value shall be determined by the quotation (either of a sale or on a bid and asked basis) which occurred before and closest in point of time to the Valuation Date.

(v)  All securities owned by the Corporation shall be taken at their fair market value.  The word “securities” as  used in this Article FIFTH includes any instrument defined as a “security” by the Securities Act of 1933.

(vi)  All other assets and liabilities shall be taken as shown on the Corporation’s books.

(vii)  The excess of the proceeds over the cash surrender value of any policy of insurance on the life of an employee or stockholder, or former employee or stockholder, received by the Corporation or a subsidiary because of the death of the insured within six (6) months of the Valuation Date shall be excluded.

Not less than thirty (30) nor more than fifty (50) days prior to the date fixed for redemption, the Corporation shall give notice by mail, postage prepaid, to any holders of record of Common Stock to be redeemed, such notice to be addressed to each such stockholder at his post office address as shown on the stock transfer books of the Corporation.

The amount of the Common Stock to be redeemed at the option of the Board of Directors must be approved by a two-thirds (2/3) vote of the entire Board of Directors but need not be ratable or proportionate among the holders of the Common Stock.

On or after the date fixed for redemption as stated in such notice, each holder of Common Stock called for redemption shall surrender his certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the redemption price in cash.  In case less than all of the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.  If such notice of redemption shall have been duly given, and if on the date fixed for redemption funds necessary for the redemption shall be available therefor, then notwithstanding that the certificate evidencing any shares of Common Stock so called for redemption shall not have been surrendered, all rights with respect to such shares shall forthwith after such date cease and terminate, except only the right of the holders, subject to applicable law, to receive the redemption price without interest upon surrender of the certificate therefor.

(d)

Voting.  The holders of Common Stock shall be entitled to notice of all meetings of stockholders, shall have one vote per share and shall have exclusive voting rights on all questions requiring a vote of stockholders, except as may be provided in articles supplementary or as required by law.

(e)

Reservation of Rights to Common Stock.  Except for and subject to those rights expressly granted to the holders of the Preferred Stock, or except as may be provided by law, the holders of Common Stock shall have all other rights of stockholders, including, but not by way of limitation: (1) voting power for all purposes and the right to all notices of meetings or of other corporate actions, (2) the right to receive dividends when and as declared by the Board of Directors out of assets legally available therefor, and (3) in the event of any dissolution of, or distribution of assets of, the Corporation, the right to receive all of the assets of the Corporation remaining after payment to the holders of Preferred Stock of the specific amounts, if any, which they are entitled to receive.

2.

Preferred Stock.

The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of the Preferred Stock shall be as follows:

(a)

Issuance in Series.  The Board of Directors is expressly authorized at any time, and from time to time, in addition to and not in derogation of the rights granted to the Board of Directors in paragraph 3 of Article SEVENTH, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited, or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors and set forth in articles supplementary filed for record with the State Department of Assessments and Taxation, and as are not contrary to those stated and expressed in these articles of incorporation, or any amendment thereto, including (but without limiting the generality of the foregoing) the following:

(i)  The designation of and number of shares constituting such series;

(ii)  The dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or of any other series of capital stock, and whether such dividends shall be cumulative or noncumulative;

(iii)  Whether the shares of such series shall be subject to redemption by the Corporation, and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

(iv)  The terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

(v)  Whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of capital stock of the Corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

(vi)  The extent, if any, to which the holders of the shares of such series shall be entitled to vote as a class or otherwise with respect to the election of the directors or otherwise;

(vii)  The restrictions, if any, on the issue or reissue of any additional Preferred Stock; and

(viii)  The rights of the holders of the shares of such series upon the dissolution of, or upon the distribution of assets of, the Corporation.

(b)

Voting Rights.  Except as otherwise required by law and except for such voting powers with respect to the election of directors or other matters as may be stated in the resolutions of the Board of Directors creating any series of Preferred Stock, the holders of any such series shall have no voting power whatsoever.

3.

No Pre-emptive Rights.

No holder of shares of Stock of the Corporation of any class shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock, or securities convertible into stock, of any class whatsoever, whether now or hereafter authorized, and whether issued for cash, property, services or otherwise.

SIXTH:

The number of directors of the Corporation shall be twelve which number may be increased or decreased pursuant to the bylaws of the Corporation, but shall never be less than six.  The names of the directors who shall serve until the first annual meeting of Stockholders and until their successors are duly elected and qualify are:

Raymond A. Mason

James W. Brinkley

Edmund J. Cashman, Jr.

Charles A. Bacigalupo

Philip O. Rogers

William C. Cicatelli

Calvert H. Crary

Harry M. Ford, Jr.

Kenneth S. Battye

Allan H. McAlpin, Jr.

Joseph W. Sener, Jr.

Charles T. Williams, Jr.

SEVENTH:

In carrying on its business or for the purpose of attaining or furthering any of its objects the Corporation shall nave all of the rights, powers and privileges granted to corporations by the laws of the State of Maryland and the power to do any and all acts and things which a natural person or partnership could do and which may now or hereafter be authorized by law, either alone or in partnership or conjunction with others.  In furtherance and not in limitation of the powers conferred by law, the powers of the Corporation and of the Directors and Stockholders shall including the following:

1.

Consideration for Shares.

The Board of Directors of the Corporation is hereby empowered to authorize the issuance of the shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized, for such consideration as said Board of Directors may deem advisable, irrespective of the value or amount of such consideration, subject to such restrictions or limitations, if any, as may be set forth in the bylaws and these articles of incorporation, or any amendment thereto or articles supplementary, of the Corporation.

2.

Reserved Right of Amendment.

The Corporation reserves the right from time to time to make any amendments of its Charter, now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in its Charter, of any outstanding stock but no such amendment may change the terms of any class or series of any class of the outstanding stock unless such change of terms shall have been authorized by the holders of not less than two-thirds of all shares of such class or series of such class at the time outstanding.

3.

Classification and Reclassification of Unissued

Shares.

The Board of Directors may without shareholders= authorization, from time to time, classify or reclassify any unissued shares of stock by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitation as to dividends, qualifications, or terms or conditions of redemption provided that before issuing shares of such stock the Corporation shall file articles supplementary for record with the State Department of Assessments and Taxation.

4.

Indemnification.

(a)

Proceeding not by or on behalf of Corporation.  The Corporation shall indemnify any individual who is a present or former director or officer, and solely in the discretion of the Board of Directors may indemnify any agent or employee of the Corporation or any individual who serves or has served another corporation, partnership, joint venture, trust or any other enterprise in one of these capacities at the request of the Corporation (“Corporate Representative”) and who by his position was, is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (“Proceeding”) not brought by or on behalf of the Corporation to the full extent permitted under the Maryland General Corporation Law, as amended from time to time.

(b)

Proceeding by or on behalf of Corporation.  The Corporation shall indemnify any present or former director or officer of the Corporation and solely in the discretion of the Board of Directors may indemnify any other Corporate Representative who by reason of his position was, is or is threatened to be made a party to any Proceeding brought by or on behalf of the Corporation to the full extent permitted under the Maryland General Corporation Law, as amended from time to time.

EIGHTH:

The headings of various paragraphs in these Articles are intended for convenience of reference and are not to be construed as part of the text.

IN WITNESS WHEREOF, I have signed these Articles of Incorporation on this 13th day of January, 1981.

/s/ Charles A. Bacigalupo

Charles A. Bacigalupo

LEGG MASON, INC.

ARTICLES OF AMENDMENT

THIS IS TO CERTIFY THAT:

FIRST:

The Articles of Incorporation of Legg Mason, Inc., a Maryland corporation (the “Corporation”), are hereby revised by amending Articles FIFTH, SIXTH and SEVENTH as follows:

1.

The first paragraph of Article FIFTH is amended to read as follows:

“FIFTH:

The aggregate par value of all shares which the Corporation is authorized to issue is $41,200,000, represented by 4,000,000 shares of Preferred Stock of the par value of $10 per share and 12,000,000 shares of Common Stock of the par value of $.10 per share.”

2.

The first sentence of Article SIXTH is amended to read as follows:

“SIXTH:

The number of directors of the Corporation shall be not less than six nor more than twenty, the exact number to be fixed from time to time pursuant to the bylaws of the Corporation.”

3.

The following paragraph is added to Article SIXTH:

“The following additional provisions shall be applicable to the Board of Directors:

1.

Classification of Directors.  Beginning with the Board of Directors to be elected at the annual meeting of stockholders held in 1983, directors shall be classified with respect to the time for which they shall severally hold office by dividing them into three classes, as nearly equal in number as possible.  At such meeting, separate elections shall be held for the directors of each class, those of the first class to be elected for a term of one year, those of the second class to be elected for a term of two years, and those of the third class to be elected for a term of three years.  At each succeeding annual meeting of stockholders, the successors to the class of directors whose terms shall expire that year shall be elected to hold office for a term of three years, so that the term of office of one class of directors shall expire in each year.

2.

Removal of Directors.  Any director, any class of directors, or the entire Board of Directors, may be removed from office by stockholder vote at any time, with or without assigning any cause, but only if stockholders entitled to cast at least seventy percent (70%) of the votes which all stockholders would be entitled to cast at an annual election of directors of such class or classes of directors shall vote in favor of such removal.”

4.

Paragraph 4 of Article SEVENTH is amended to read as follows:

“4.

Limit on Indemnification.  Notwithstanding any contrary provision of law, unless the bylaws otherwise provide, no indemnification shall be provided for any officer, director, employee or agent of any predecessor of the Corporation.”

SECOND:

The amendments to the Articles of Incorporation of the Corporation as hereinabove set forth have been duly advised by the Board of Directors and approved by the Stockholders of the Corporation as required by law.

THIRD:

The total number of shares of all classes of stock which the Corporation had authority to issue immediately prior to this amendment was 4,000,000 shares consisting of 3,000,000 shares of Common Stock, $.10 par value, and 1,000,000 shares of Preferred Stock, $10 par value.  The aggregate par value of all shares of all classes having a par value was Ten Million, Three Hundred Thousand Dollars ($10,300,000).

FOURTH:

The total number of shares of all classes of stock which the Corporation has authority to issue, pursuant to the Articles of Incorporation as hereby amended, is 16,000,000 shares consisting of 12,000,000 shares of Common Stock, $.10 par value, and 4,000,000 shares of Preferred Stock, $10 par value.  The aggregate par value of all shares of all classes having a par value is Forty-One Million, Two Hundred Thousand Dollars ($41,200,000).

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FIFTH:

The description of each class of stock of the Corporation, as set forth in the original Articles of Incorporation, and as amended from time to time, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, has not been changed by this amendment.

SIXTH:

The undersigned President acknowledges these Articles of Amendment to be the corporate act of said Corporation and with respect to all matters and facts otherwise required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, such matters and facts are true in all material respects and such statement is made under the penalties of perjury.

IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and attested to by its Assistant Secretary on this 15th day of July, 1983.

ATTEST:

LEGG MASON, INC.

/s/ Suzanne E. Peluso

By:  /s/ Raymond A. Mason   (SEAL)

     Suzanne E. Peluso,

       Raymond A. Mason, President

     Assistant Secretary

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LEGG MASON, INC.

ARTICLES OF AMENDMENT

THIS IS TO CERTIFY THAT:

FIRST:

The Articles of Incorporation of Legg Mason, Inc., a Maryland corporation (the “Corporation”), are hereby amended as follows:

1.

Article FIFTH is amended by deleting existing subparagraph l(c) in its entirety and relettering subparagraphs l(d) and l(e) as l(c) and l(d), respectively.

2.

A new Article EIGHTH is added to read as follows:

“EIGHTH:

1.

Special Voting Requirements for Certain Business Combinations.  Except as otherwise provided by this Article, in addition to any vote otherwise required by law or these Articles or Articles Supplementary, a Business Combination (as hereinafter defined) with a Related Person (as hereinafter defined) shall be recommended by the Board of Directors and approved by the affirmative vote of at least (1) seventy percent (70%) of the votes entitled to be cast by outstanding shares of voting stock of the Corporation, voting together as a single voting group, and (2) fifty-five percent (55%) of the votes entitled to be cast by holders of voting stock other than voting stock held by the Related Person, voting together as a single voting group; provided, however, that the 70% voting requirement of Clause (1) shall not be applicable and the Business Combination shall require approval only by the 55% vote of stockholders other than the Related Person as provided by Clause (2), in addition to any vote otherwise required by law or these Articles or Articles Supplementary, if both of the following conditions are satisfied with respect to the particular Business Combination:

(a)

the aggregate amount of the cash and the fair market value of the “consideration other than cash” (as hereinafter defined) to be received per share by the holders of the Common Stock of the Corporation in the Business Combination is (with appropriate adjustments for recapitalizations, and for stock splits, stock dividends and like distributions) at least equal to the greater of (1) the highest price per share (including any brokerage commissions, transfer taxes and soliciting dealer’s fees) paid or agreed to be paid by the Related Person to acquire beneficial ownership of any share of such Common Stock during the twenty-four month period immediately prior to the taking of such vote, (2) the highest price per share (including any brokerage commissions, transfer taxes and soliciting dealer’s fees) paid by any person to acquire beneficial ownership of any share of such Common Stock on the open market at any time during the twenty-four month period immediately prior to the taking of such vote, or (3) the per share book value of such Common Stock at the end of the calendar quarter immediately preceding the taking of such vote; and

(b)

the consideration to be received by holders of Common Stock in the Business Combination shall be in the same form and of the same kind as the most favorable form and kind of consideration paid by the Related Person in acquiring beneficial ownership of any of the shares of Common Stock already held, directly or indirectly, by it.

Notwithstanding the foregoing provisions, the special stockholder voting requirements of Section 1 of Article EIGHTH shall not be applicable to a Business Combination which has been recommended to the stockholders by the Board of Directors by a vote which includes the affirmative vote of a majority (but not less than two) of the Disinterested Directors (as hereinafter defined), in which event the Business Combination shall be subject to such stockholder vote, if any, as may be required by law or other provisions of these Articles or Articles Supplementary.

A determination by a majority of the Disinterested Directors of the Corporation, made in good faith and based upon information known to them after reasonable inquiry, shall be conclusive as to all facts necessary for compliance with this Article, including without limitation (i) whether any person, partnership, corporation or firm is a Related Person or affiliate or associate as defined herein, and (ii) the most favorable form and kind of consideration paid by the Related Person in acquiring beneficial ownership of shares of Common Stock.

2.

Definitions.  For the purposes of these Articles:

(a)

The term “Business Combination” shall mean (1) any merger, consolidation or share exchange of the Corporation with or into a Related Person, (2) any sale, lease, exchange, transfer or other disposition, including, without limitation, a mortgage or any other security device, of all or

2

any “substantial part” of the assets of the Corporation (including, without limitation, any voting securities of a subsidiary) or of the assets of a subsidiary which constitute a substantial part of the total consolidated assets of the Corporation, to a Related Person, (3) any merger, consolidation or share exchange of a Related Person with or into the Corporation or a subsidiary of the Corporation, (4) any sale, lease, exchange, transfer or other disposition of all or any substantial part of the assets of a Related Person to the Corporation or a subsidiary of the Corporation, (5) the reclassification of the shares of stock of the Corporation generally possessing voting rights in elections for directors, the purchase by the Corporation of such shares, or the issuance by the Corporation of such shares or any securities convertible thereto or exchangeable therefor which in any such case has the effect, directly or indirectly, of increasing by more than five percent (5%) the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation which are directly or indirectly owned by any Related Person, or (6) any agreement, contract or other arrangement providing for any of the transactions described in this definition of business combination.

(b)

The term “Related Person” shall mean and include any individual, corporation, partnership or other person or entity which, together with its “affiliates” and “associates,” “beneficially” owns (as those terms are presently defined in the Securities Exchange Act of 1934 and in the rules thereunder) voting stock of the Corporation which, in the aggregate, represents fifteen percent (15%) or more of the votes entitled to be cast for the election of directors, and any “affiliate” or “associate” of any such individual, corporation, partnership or other person or entity; provided that shares held or over which such person or entity has the power to vote or otherwise control as a trustee, plan administrator, officer of the Corporation or in a similar capacity under an employee benefit plan of the Corporation or of an employee benefit plan of an affiliate of the Corporation shall not be deemed to be beneficially owned for purposes of this definition.

(c)

The term “substantial part” shall mean assets of the Corporation or the Related Person, as the case may be, which have a fair market value greater than ten percent (10%) of the total consolidated assets of the Corporation as shown on its audited balance sheet as of the end of its most recent fiscal year ending prior to the time the determination is made.

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(d)

Without limitation, any shares of voting stock of the Corporation which any person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise shall be deemed beneficially owned by such person.

(e)

The term “consideration other than cash” shall include, without limitation, outstanding Common Stock of the Corporation retained by its then existing stockholders in the event of a Business Combination with a Related Person in which the Corporation is the surviving corporation.

(f)

The term “Disinterested Director” means any member of the Board of Directors of the Corporation who is neither the Related Person nor an affiliate or associate of the Related Person and who was a member of the Board prior to the time that the Related Person became a Related Person, and any successor of a Disinterested Director who is neither the Related Person nor an affiliate or associate of the Related Person and who is recommended to succeed a Disinterested Director by a majority of the Disinterested Directors then on the Board of Directors.

3.

Provisions Not Exclusive.  Nothing contained in this Article EIGHTH shall restrict the right of the Corporation to elect to be covered by the provisions of any laws of the State of Maryland which may impose special voting requirements on transactions involving interested stockholders.”

3.

Article EIGHTH is renumbered to be Article TENTH.

4.

A new Article NINTH is added to read as follows:

“NINTH:

Except as provided by Articles SIXTH and EIGHTH and elsewhere in this Article NINTH, notwithstanding any provision of law permitting or requiring any action to be taken or authorized by the affirmative vote of the holders of a greater number of votes, such action shall be effective and valid if taken or authorized by the affirmative vote of stockholders holding a majority of all the votes entitled to be cast thereon, subject to such other or greater vote as may be provided for the holders of any class (or series of a class) of stock of the Corporation pursuant to Articles Supplementary relating to such class or series.  However, no amendment of these Articles shall be effective to amend, alter, repeal or change the effect of any of the provisions of Articles SIXTH, EIGHTH or NINTH unless such amendment shall receive the affirmative vote of at least seventy percent (70%) of the votes entitled to be cast thereon, which shall include at least fifty-five percent (55%) of the votes entitled to be cast by holders of voting stock other than voting stock held by a Related Person; provided, however, that these voting requirements shall not be applicable to the approval of such

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an amendment, and the amendment shall require only such affirmative vote as would otherwise be required pursuant to this Article NINTH, if such amendment shall have been proposed by the Board of Directors by a vote which includes the affirmative vote of a majority (but not less than two) of the Disinterested Directors.”

SECOND:

The amendments to the Articles of Incorporation of the Corporation as hereinabove set forth have been duly advised by the Board of Directors and approved by the Stockholders of the Corporation as required by law.

THIRD:

The undersigned President acknowledges these Articles of Amendment to be the corporate act of said Corporation and with respect to all matters and facts otherwise required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, such matters and facts are true in all material respects and such statement is made under the penalties of perjury.

IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and attested to by its Secretary on this 15th day of July, 1983.

ATTEST:

LEGG MASON, INC.

/s/ Suzanne E. Peluso

By: /s/ Raymond A. Mason

Suzanne E. Peluso,

      Raymond A. Mason,

Assistant Secretary

      President

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LEGG MASON, INC.

ARTICLES OF AMENDMENT

THIS IS TO CERTIFY THAT:

FIRST:

The Articles of Incorporation of Legg Mason, Inc., a Maryland corporation (the “Corporation”), are hereby amended by deleting the first paragraph of Article Fifth and inserting in place thereof a new paragraph to read as follows:

“FIFTH:

The aggregate par value of all shares which the Corporation is authorized to issue is $42,000,000, represented by 4,000,000 shares of Preferred Stock of the par value of $10 per share and 20,000,000 shares of Common Stock of the par value of $.10 per share.”

SECOND:

The amendment to the Articles of Incorporation of the Corporation as hereinabove set forth has been duly advised by the Board of Directors and approved by the Stockholders of the Corporation as required by law.

THIRD:

The total number of shares of all classes of stock which the Corporation had authority to issue immediately prior to this amendment was 16,000,000 shares consisting of 12,000,000 shares of Common Stock, $.10 par value, and 4,000,000 shares of Preferred Stock, $10 par value.  The aggregate par value of all shares of all classes having a par value was Forty-One Million, Two Hundred Thousand Dollars ($41,200,000).

FOURTH:

The total number of shares of all classes of stock which the Corporation has authority to issue, pursuant to the Articles of Incorporation as hereby amended, is 24,000,000 shares consisting of 20,000,000 shares of Common Stock, $.10 par value, and 4,000,000 shares of Preferred Stock, $10 par value.  The aggregate par value of all shares of all classes having a par value is Forty-Two Million Dollars ($42,000,000).

FIFTH:

The description of each class of stock of the Corporation, as set forth in the original Articles of Incorporation, and as amended from time to time, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, has not been changed by this amendment.

SIXTH:

The undersigned President acknowledges these Articles of Amendment to be the corporate act of said corporation and with respect to all matters and facts otherwise required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, such matters and facts are true in all material respects and such statement is made under the penalties of perjury.

IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and attested to by its Secretary on this 26th day of February, 1987.

ATTEST:

LEGG MASON, INC.

/s/ Charles A. Bacigalupo

By: /s/ Raymond A. Mason

Charles A. Bacigalupo,

      Raymond A. Mason,

Secretary

      President

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LEGG MASON, INC.

ARTICLES OF AMENDMENT

THIS IS TO CERTIFY THAT:

FIRST:

The charter of Legg Mason, Inc., a Maryland corporation (the “Corporation”), is hereby amended by adding a new Article to the Articles of Incorporation to read as follows:

TENTH:

To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages.  Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the charter or bylaws inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

SECOND:

The amendment to the Articles of Incorporation of the Corporation as hereinabove set forth has been duly advised by the Board of Directors and approved by the Stockholders of the Corporation as required by law.

THIRD:

The undersigned President acknowledges these Articles of Amendment to be the corporate act of said Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and attested to by its Secretary on this 28th day of July, 1988.

ATTEST:

LEGG MASON, INC.

/s/ Charles A. Bacigalupo

By: /s/ Raymond A. Mason

Charles A. Bacigalupo,

      Raymond A. Mason,

Secretary

      President

LEGG MASON, INC.

ARTICLES OF AMENDMENT

THIS IS TO CERTIFY THAT:

FIRST:

The Articles of Incorporation of Legg Mason, Inc., a Maryland corporation (the “Corporation”), are hereby amended by deleting the first paragraph of Article Fifth and inserting in place thereof a new paragraph to read as follows:

“FIFTH:

The aggregate par value of all shares which the Corporation is authorized to issue is $50,000,000, represented by 4,000,000 shares of Preferred Stock of the par value of $10 per share and 100,000,000 shares of Common Stock of the par value of $.10 per share.”

SECOND:

The amendment to the Articles of Incorporation of the Corporation as hereinabove set forth has been duly advised by the Board of Directors and approved by the Stockholders of the Corporation as required by law.

THIRD:

The total number of shares of all classes of stock which the Corporation had authority to issue immediately prior to this amendment was 24,000,000 shares consisting of 20,000,000 shares of Common Stock, $.10 par value, and 4,000,000 shares of Preferred Stock, $10 par value.  The aggregate par value of all shares of all classes having a par value was Forty-Two Million Dollars ($42,000,000).

FOURTH:

The total number of shares of all classes of stock which the Corporation has authority to issue, pursuant to the Articles of Incorporation as hereby amended, is 104,000,000 shares consisting of 100,000,000 shares of Common Stock, $.10 par value, and 4,000,000 shares of Preferred Stock, $10 par value.  The aggregate par value of all shares of all classes having a par value is Fifty Million Dollars ($50,000,000).

FIFTH:

The description of each class of stock of the Corporation, as set forth in the original Articles of Incorporation, and as amended from time to time, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, has not been changed by this amendment.

SIXTH:

The undersigned President acknowledges these Articles of Amendment to be the corporate act of the Corporation and with respect to all matters and facts otherwise required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on its behalf by its President and attested to by its Assistant Secretary on this 24th day of July, 1996.

ATTEST:

LEGG MASON, INC.

/s/ F. James Tennies

By: /s/ Raymond A. Mason

F. James Tennies

      Raymond A. Mason

Assistant Secretary

      President

2

LEGG MASON, INC.

ARTICLES OF AMENDMENT

THIS IS TO CERTIFY THAT:

FIRST:

The Articles of Incorporation of Legg Mason, Inc., a Maryland corporation (the “Corporation”), are hereby amended by deleting the first paragraph of Article Fifth and inserting in place thereof a new paragraph to read as follows:

“FIFTH:

The aggregate par value of all shares which the Corporation is authorized to issue is $65,000,000, represented by 4,000,000 shares of Preferred Stock of the par value of $10 per share and 250,000,000 shares of Common Stock of the par value of $.10 per share.”

SECOND:

The amendment to the Articles of Incorporation of the Corporation as hereinabove set forth has been duly advised by the Board of Directors and approved by the Stockholders of the Corporation as required by law.

THIRD:

The total number of shares of all classes of stock which the Corporation had authority to issue immediately prior to this amendment was 104,000,000 shares consisting of 100,000,000 shares of Common Stock, $.10 par value, and 4,000,000 shares of Preferred Stock, $10 par value.  The aggregate par value of all shares of all classes having a par value was Fifty Million Dollars ($50,000,000).

FOURTH:

The total number of shares of all classes of stock which the Corporation has authority to issue, pursuant to the Articles of Incorporation as hereby amended, is 254,000,000 shares consisting of 250,000,000 shares of Common Stock, $.10 par value, and 4,000,000 shares of Preferred Stock, $10 par value.  The aggregate par value of all shares of all classes having a par value is Sixty Five Million Dollars ($65,000,000).

FIFTH:

The description of each class of stock of the Corporation, as set forth in the original Articles of Incorporation, and as amended from time to time, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, has not been changed by this amendment.

SIXTH:

The undersigned President acknowledges these Articles of Amendment to be the corporate act of the Corporation and with respect to all matters and facts otherwise required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on its behalf by its President and attested to by its Assistant Secretary on this 31st day of July, 2000.

ATTEST:

LEGG MASON, INC.

/s/ Thomas C. Merchant

By:

/s/ Raymond A. Mason

Thomas C. Merchant

Raymond A. Mason

Assistant Secretary

President

2

LEGG MASON, INC.

ARTICLES OF AMENDMENT

THIS IS TO CERTIFY THAT:

FIRST: The Articles of Incorporation of Legg Mason, Inc., a Maryland corporation (the “Corporation”), are hereby amended by deleting the first paragraph of Article Fifth and inserting in place thereof a new paragraph to read as follows:

“FIFTH: The aggregate par value of all shares which the Corporation is authorized to issue is $90,000,000, represented by 4,000,000 shares of Preferred Stock of the par value of $10 per share and 500,000,000 shares of Common Stock of the par value of $.10 per share.”

SECOND: The amendment to the Articles of Incorporation of the Corporation as hereinabove set forth has been duly advised by the Board of Directors and approved by the Stockholders of the Corporation as required by law.

THIRD: The total number of shares of all classes of stock which the Corporation had authority to issue immediately prior to this amendment was 254,000,000 shares consisting of 250,000,000 shares of Common Stock, $.10 par value, and 4,000,000 shares of Preferred Stock, $10 par value. The aggregate par value of all shares of all classes having a par value was Sixty Five Million Dollars ($65,000,000).

FOURTH: The total number of shares of all classes of stock which the Corporation has authority to issue, pursuant to the Articles of Incorporation as hereby amended, is 504,000,000 shares consisting of 500,000,000 shares of Common Stock, $.10 par value, and 4,000,000 shares of Preferred Stock, $10 par value. The aggregate par value of all shares of all classes having a par value is Ninety Million Dollars ($90,000,000).

FIFTH: The description of each class of stock of the Corporation, as set forth in the original Articles of Incorporation, and as amended from time to time, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, has not been changed by this amendment.

SIXTH: The undersigned President acknowledges these Articles of Amendment to be the corporate act of the Corporation and with respect to all matters and facts otherwise required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on its behalf by its President and attested to by its Secretary on this 26th day of July 2006.

ATTEST:	LEGG MASON, INC.

/s/ Robert F. Price	By:	/s/ James W. Hirschmann
Robert F. Price Secretary		James W. Hirschmann President

LEGG MASON, INC.

ARTICLES OF AMENDMENT

THIS IS TO CERTIFY THAT:

FIRST:

The Articles of Incorporation of Legg Mason, Inc., a Maryland corporation (the “Corporation”), are hereby revised by amending Article SIXTH as follows:

1.

Paragraph 1 of Article SIXTH is being amended by deleting the existing paragraph in its entirety and inserting in place thereof a new paragraph to read as follows:

“Each director who is serving as a director immediately following the 2011 Annual Meeting of Stockholders, or is elected thereafter as a director, shall hold office until the expiration of the term for which he or she has been elected, and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification, or removal from office.  At the 2012 Annual Meeting of Stockholders, the successors to the class of directors whose terms expire at that meeting shall be elected for a two-year term expiring at the 2014 Annual Meeting of Stockholders.  At the 2013 Annual Meeting of Stockholders, the successors to the class of directors whose terms expire at that meeting shall be elected for a one-year term expiring at the 2014 Annual Meeting of Stockholders. At the 2014 Annual Meeting of Stockholders, and at each Annual Meeting of Stockholders thereafter, all directors shall be elected for terms expiring at the next Annual Meeting of Stockholders.”

SECOND:

The amendments to the Articles of Incorporation of the Corporation as hereinabove set forth have been duly advised by the Board of Directors and approved by the Stockholders of the Corporation as required by law.

THIRD:

The undersigned President acknowledges these Articles of Amendment to be the corporate act of said Corporation and with respect to all matters and facts otherwise required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, such matters and facts are true in all material respects and such statement is made under the penalties of perjury.

IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and attested to by its Secretary on this 27th day of July, 2011.

ATTEST:	LEGG MASON, INC.

/s/ Thomas C. Merchant	By:	/s/ Mark R. Fetting
Thomas C. Merchant Secretary		Mark R. Fetting President and Chief Executive Officer